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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-68290 of Reliant Energy, Incorporated on Form S-3 of our report dated March 16, 2001, appearing in the Annual Report on Form 10-K of Reliant Energy, Incorporated for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Houston, Texas
September 7, 2001